                                                                Exhibit (10)(AM)

                             APPLIED FINANCIAL, INC.
                        6975 Union Park Center, Suite 200
                               Midvale, Utah 84047

                       MASTER LEASE AGREEMENT NO. AFI0192

     This Master Lease Agreement is made July 25, 2001, between APPLIED FINANCIAL, INC., with its principal office at 6975 Union Park Center, Suite 200, Midvale, UT 84047 (the "Lessor") and COVISTA COMMUNICATIONS, INC. with its principal office at 150 Clove Road, 8th Floor, Little Falls, NJ 07424 (the "Lessee").

1.   LEASE:

     Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the property (together with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories, incorporated therein and/or affixed thereto) (collectively, the "Property") described in any Lease Schedule ("Schedule") executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement. Each Schedule shall incorporate by reference the terms and conditions of this Master Lease Agreement, and together with the Acceptance Certificate (as defined herein) and Master Progress Funding Agreement, if applicable, shall constitute a separate "Lease". In the event of conflict between the provisions of this Master Lease Agreement and any Schedule, the provisions of the Schedule shall govern.

2.   ADDITIONAL DEFINITIONS:

     (a) Except as otherwise provided in Section 6(a) hereof, "Acceptance Date" means, as to the Property designated on any Schedule, the date Lessee accepts the Property as set forth in any acceptance certificate signed by the Lessee which is acceptable to Lessor (the "Acceptance Certificate"). If Lessee fails to sign and deliver an Acceptance Certificate, then except as otherwise provided in
Section 6(a) hereof, the Acceptance Date shall be a date determined by Lessor which shall be no sooner than the date Lessee receives substantially all of the Property.

     (b) "Commencement Date" means, as to the Property designated on any Schedule, where the Acceptance Date for such Schedule falls on the first day of a calendar quarter, that date, and, in any other case, the first day of the calendar quarter following the calendar quarter in which such Acceptance Date falls.

3.   TERM OF LEASE:

     The term of any Lease, as to all Property designated on the applicable Schedule, shall commence on the Acceptance Date for such Property, and shall continue for an "Initial Period" ending that number of months from the Commencement Date as specified in the Schedule. Thereafter, Lessee shall have options to purchase or return the Property or to extend the Lease, all as provided in Section 18(m) of this Agreement.

4. RENT AND PAYMENT:

     Lessee shall pay as rent for use of the Property, aggregate rentals equal to the sum of all the Monthly Rentals (defined in the Schedule) and other payments due under the Lease for the entire Initial Period. The Monthly Rental shall begin on the Acceptance Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Initial Period. If the Acceptance Date does not fall on the first day of a calendar quarter, then the first rental payment shall be calculated by multiplying the number of days from and including the Acceptance Date to the Commencement Date by a daily rental equal to one-thirtieth (1/30) of the Monthly Rental, and shall be due and payable on the Acceptance Date. Lessee shall pay all rentals to Lessor, or its assigns, at Lessor's address set forth above (or as otherwise directed in writing by Lessor, or its assigns), without notice or demand. LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY MONTHLY RENTAL OR OTHER PAYMENT DUE FOR ANY REASON. THIS LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM OF THE INITIAL PERIOD AND ANY EXTENSION PERIODS.

     If any rental or other payment due under any Lease shall be unpaid after its due date, Lessee will pay on demand, as a late charge, but not as interest, the greater of twenty-five dollars ($25) or five percent (5%) of any such unpaid amount but in no event to exceed maximum lawful charges. If late charges are assessed by a lending institution due to any late payment by Lessee, Lessee agrees to pay such late charges or to reimburse Lessor for their payment.

5.   TAXES:

     Lessee shall pay to Lessor when due all taxes, fees, assessments and charges paid, payable or required to be collected by Lessor, however designated, which are levied or based on the Monthly Rental or other payment due under the Lease, or on the possession, use, operation, lease, rental, sale, purchase, control or value of the Property, including without limitation, registration and license fees and assessments, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor's net income (collectively, "taxes"). Lessor shall invoice Lessee for all taxes in advance of their payment due date, and Lessee shall promptly remit to Lessor all taxes upon receipt of an invoice from Lessor. Lessee shall pay all penalties and interest resulting from its failure to timely remit all taxes to Lessor when invoiced by Lessor. Lessor shall file all required sales and use tax and personal property tax returns and reports concerning the Property with all applicable governmental agencies.

6.   USE; ALTERATIONS AND ATTACHMENTS:

     (a) After Lessee receives and inspects any Property and is satisfied that the Property is satisfactory, Lessee shall execute and deliver to Lessor an Acceptance Certificate in form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance Certificate for any Property shall not affect the validity and enforceability of the Lease with respect to the Property. If Lessee has signed and delivered a Master Progress Funding Agreement, Lessor may, in its sole discretion, at any time by written notice to Lessee, declare all prior Authorizations signed in connection with the Master Progress Funding Agreement to be and constitute the "Acceptance Certificate" for all purposes under the Lease, and the Acceptance Date of the Lease shall be the date determined by Lessor in its sole discretion which shall not be earlier than the date of the last Authorization.

     (b) Lessee shall at all times keep the Property in its sole possession and control. The Property shall not be moved from the location stated in the Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

     (c) Lessee shall cause the Property to be installed, used, operated and, at the termination of the Lease, removed (i) in accordance with any applicable manufacturer's manuals or instructions; (ii) by competent and duly qualified personnel only; and (iii) in accordance with applicable governmental regulations.

     (d) Lessee may not make material alterations or attachments to the Property without first obtaining the written consent of Lessor. Such consent shall not be unreasonably withheld or delayed. Any such alterations or attachments shall be made at Lessee's expense and shall not interfere with the normal and satisfactory operation or maintenance of the Property. The manufacturer may incorporate engineering changes or make temporary alterations to the Property upon request of Lessee. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor upon their attachment to the Property or, at the option of Lessor, shall be removed by Lessee at the termination of the Lease as to such Property and the Property restored at Lessee's expense to its original condition, reasonable wear and tear only excepted.

     (e) The Property is and shall remain personal property during the term of the Lease notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any building or improvement thereon. Lessee shall not permit the Property to become an accession to other goods or a fixture to or part of any real property. Lessee will obtain and deliver to Lessor a waiver of liens, in form satisfactory to Lessor, from all persons not a party hereto who might secure an interest, lien or other claim in the Property.

     (f) In the event the Property includes software (which Lessee agrees shall include all documentation, later versions, updates, upgrades, and modifications) (herein "Software"), the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any license agreement ("License") entered into with the owner/vendor of such Software and shall not breach the License (at Lessor's request, Lessee shall provide a complete copy of the License to Lessor); (ii) Lessee agrees that Lessor has an interest in the License and Software due to its payment of the price thereof and is an assignee or third-party beneficiary of the License; (iii) as due consideration for Lessor's payment of the price of the License and Software and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; (iv) except for the original price paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and maintain the License in effect during the term of the Lease; and (v) the Software shall be deemed Property for all purposes under the Lease.

     (g) Lessee shall comply with all applicable laws, regulations, requirements, rules and orders, all manufacturer's instructions and warranty requirements, and with the conditions and requirements of all policies of insurance with respect to the Property and the Lease.

     (h) The Property is leased solely for commercial or business purposes.

7.   MAINTENANCE AND REPAIRS; RETURN OF PROPERTY:

     (a) During the continuance of each Lease, Lessee shall, at its own expense, and in accordance with all manufacturer maintenance specifications, (i) keep the Property in good repair, condition and working order; (ii) make all necessary adjustments, repairs and replacements; (iii) furnish all required parts, mechanisms, devices and servicing; and (iv) not use or permit the

Property to be used for any purpose for which, in the opinion of the manufacturer, the Property is not designed or reasonably suitable. Such parts, mechanisms and devices shall immediately become a part of the Property for all purposes hereunder and title thereto shall vest in Lessor. If the manufacturer does not provide maintenance specifications, Lessee shall perform all maintenance in accordance with industry standards for like Property.

     (b) During the continuance of each Lease, Lessee shall, at its own expense, enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization satisfactory to Lessor for maintenance of each item of Property. Such contract as to each item shall commence upon the Acceptance Date. Lessee shall furnish Lessor with a copy of such contract upon demand.

     (c) Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Property. Upon default, or at the expiration or earlier termination of any Lease, Lessee shall, at its own expense, assemble, prepare for shipment and promptly return the Property to Lessor at the location within the Continental United States designated by Lessor. Upon such return, the Property shall be in the same operating order, repair, condition and appearance as on the Acceptance Date, except for reasonable wear and tear from proper use thereof, and shall include all engineering changes theretofore prescribed by the manufacturer. Lessee shall provide maintenance certificates or qualification letters and/or arrange for and pay all costs which are necessary for the manufacturer to accept the Property under contract maintenance at its then standard rates ("recertification"). The term of the Lease shall continue upon the same terms and conditions until such recertification has been obtained. With regard to Software, at the expiration or earlier termination of any Lease, or upon demand by Lessor upon the occurrence of an Event of Default under the Lease, Lessee shall (i) delete from its systems all Software then installed,
(ii) destroy all copies or duplicates of the Software which were not returned to Lessor, and (iii) cease using the Software altogether. Upon its receipt from Lessee, Lessor shall be responsible to return the Software to the owner/vendor/licensor so that Lessee shall not be in breach of any software license.

8.   OWNERSHIP AND INSPECTION:

     (a) The Property shall at all times be the property of Lessor or its assigns, and Lessee shall have no right, title or interest therein except as to the use thereof subject to the terms and conditions of the Lease. For purposes of the foregoing, Lessee transfers to Lessor all of Lessee's right, title and interest (including all ownership interest) in and to the Property free and clear of all liens, security interests and encumbrances. Lessor may affix (or require Lessee to affix) tags, decals or plates to the Property indicating Lessor's ownership, and Lessee shall not permit their removal or concealment. Lessee shall not permit the name of any person or entity other than Lessor or its assigns to be placed on the Property as a designation that might be interpreted as a claim of ownership or security interest.

     (b) LESSEE SHALL KEEP THE PROPERTY AND LESSEE'S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.

     (c) Lessor, its assigns and their agents shall have free access to the Property at all reasonable times during normal business hours for the purpose of inspecting the Property and for any other purpose contemplated in the Lease.

     (d) Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Property, including without limitation, any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Property.

9.   WARRANTIES:

     (a) Lessee acknowledges that Lessor is not the manufacturer of the Property nor the manufacturer's agent nor a dealer therein. The Property is of a size, design, capacity, description and manufacture selected by the Lessee. Lessee is satisfied that the Property is suitable and fit for its purposes. LESSEE AGREES THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO: (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE PROPERTY OR QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE PROPERTY; (ii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; AND
(iii) DELIVERY OF THE PROPERTY FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE. LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES. If the Software is not properly installed, does not function as represented or warranted by original licensor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against original licensor and shall nevertheless pay all sums payable under the Lease, Lessee hereby waiving the right to make any such claims against Lessor. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Property or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof (including without limitation, Lessee's use of or right to use any Software) or for any loss of business howsoever caused.

     (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL THEORY, INCLUDING WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, OR BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

     IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF ANY LEASE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEPARABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

     (c) Lessor assigns to Lessee all assignable warranties on the Property, including without limitation any warranties described in Lessor's purchase contract, which assignment shall be effective only (i) during the Initial Period and any extensions thereof, and (ii) so long as no Event of Default exists.

10.  NET LEASE; LESSEE'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL:

     This Agreement is a "net lease" and, as between Lessor and Lessee, Lessee shall be responsible for and shall indemnify Lessor against, all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to the Lease or the Property.

     Lessee agrees that its obligation to pay Monthly Rental and other obligations under the Lease shall be irrevocable, independent, absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim otherwise available to Lessee; nor, except as otherwise expressly provided herein or as agreed to by Lessor in writing, shall this Agreement terminate for any reason whatsoever prior to the end of the Initial Period.

11.  ASSIGNMENT BY LESSOR:

     Lessor may assign or transfer its rights and interests in the Lease and Property to another party ("Lessor's Assignee") either outright or as security for loans (collectively, the "Underwriting"). Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and other payments and perform its other obligations under the Lease to the Lessor's Assignee (or to another party designated by Lessor's Assignee). Upon any such sale or assignment, LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE, OFFSET OR COUNTERCLAIM WHICH LESSEE MIGHT HAVE AGAINST LESSOR. Lessor's Assignee shall have all of the rights but none of the obligations of Lessor under the assigned Lease, and after such assignment Lessor shall continue to be responsible for all of Lessor's obligations under the Lease.

     Upon any such assignment, Lessee agrees to promptly execute and deliver to
Lessor: (i) estoppel certificates, acknowledgments of assignment and other documents requested by Lessor which acknowledge the assignment, affirm provisions of the Lease, or which may be required to effect the Underwriting, and (ii) UCC-1 financing statements or precautionary filings as requested.

     Only one executed counterpart of any Schedule shall be marked "Original"; any other executed counterparts shall be marked "Duplicate Original" or "Counterpart". No security interest in any Schedule may be created through the transfer and possession of any counterpart other than the "Original".

12.  RISK OF LOSS ON LESSEE;

     From the earlier of the date the supplier ships the Property to Lessee or the date Lessor confirms Lessee's purchase order or contract to supplier until the date the Property is returned to Lessor as provided in the Lease, Lessee hereby assumes and shall bear all risk of loss for theft, damage or destruction to the Property, howsoever caused. NO SUCH LOSS OR DAMAGE SHALL IMPAIR ANY OBLIGATION OF LESSEE UNDER THIS LEASE WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

     In the event of damage or loss to the Property (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit therefore, Lessee shall at the option of Lessor, (a) place the Property in good repair, condition and working order; or (b) replace the Property (or any part thereof) with like property of equal or greater value, in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such replacement property shall be deemed the Property for all purposes under the Lease; or (c) pay to Lessor the total rent due and owing at the time of such payment plus an amount calculated by Lessor which is equal to the Casualty Loss Value specified in the Casualty Loss Schedule attached to the applicable Schedule.

13.  INSURANCE:

     Lessee shall obtain and maintain for the entire term of this Lease, at its own expense (as primary insurance for Lessor and Lessee), property damage and liability insurance and insurance against loss or damage to the Property including without limitation loss by fire (including so called extended coverage), theft, collision and such other risks of loss as are customarily insured against on the type of Property leased under any Lease and by businesses in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Property shall be equal to or greater than the Casualty Loss Value of such items of Property as specified in the Casualty Loss Schedule attached to the Schedule. Each insurance policy will name Lessee as insured and Lessor and its assignees as additional insureds and loss payees thereof as their interests may appear, shall contain cross-liability endorsements and shall contain a clause requiring the insurer to give Lessor and its assignees at least thirty (30) days prior written notice of any material alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. All insurance covering loss or damage to the Property shall contain a breach of warranty clause satisfactory to Lessor.

14.  INDEMNIFICATION:

     Except for the gross negligence or willful misconduct of Lessor, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, (including without limitation negligence, tort and strict liability), damages, judgments, suits and legal proceedings, and any and all costs and expenses in connection therewith (including attorney's fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), arising out of or in any manner connected with or resulting from the Lease or the Property, including, without limitation the manufacture, purchase, financing, ownership, rejection, non-delivery, transportation, delivery, possession, use, operation, maintenance, condition, lease, return, storage or disposition thereof; including without limitation (a) claims for injury to or death of persons and for damage to property; (b) claims relating to patent, copyright, or trademark infringement, (c) claims relating to latent or other defects in the Property whether or not discoverable by Lessor and (d) claims for wrongful, negligent or improper act or misuse by Lessor. Lessee agrees to give Lessor prompt notice of any such claim or liability. For purposes of this paragraph and any Lease, the term "Lessor" shall include Lessor, its successors and assigns, shareholders, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of any Lease with respect to events occurring prior thereto.

     Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee's prior consent, and without prejudice to Lessor's right to indemnification hereunder.

15.  EVENTS OF DEFAULT:

     An "Event of Default" shall occur under any Lease if Lessee:

     (a) fails to pay any Monthly Rental or other payment required under the Lease when the same becomes due and payable and such failure continues for ten
(10) days after written notice is provided to Lessee;

     (b) attempts to or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Property or any interest under any Lease, except as expressly permitted herein, or permits a judgment or other claim to become a lien upon any or all of Lessee's assets or upon the Property;

     (c) permits any item of Property to become subject to any levy, seizure, attachment, assignment or execution; or Lessee abandons any item of Property;

     (d) or any guarantor, fails to observe or perform any of its covenants and obligations required to be observed or performed under the Lease and such failure continues uncured for ten (10) days after occurrence thereof, except that the ten (10) day cure period shall not apply and an Event of Default shall occur immediately upon Lessee's failure to maintain insurance;

     (e) or any guarantor, breaches any of its representations and warranties made under any Lease, or if any such representations or warranties shall be false or misleading in any material respect;

     (f) or any guarantor, shall (i) be adjudicated insolvent or a bankrupt, or cease, be unable, or admit in writing its inability, to pay its debts as they mature, or make a general assignment for the benefit of creditors or enter into any composition or arrangement with creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of sixty (60) days; (iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent; or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceeding instituted against it shall continue undismissed for a period of sixty (60) days;

     (g) or any guarantor, shall suffer an adverse change in its financial condition after the date hereof as determined by Lessor in its sole discretion, or there shall occur a substantial change in ownership of the outstanding stock of Lessee or a substantial change in control of its board of directors;

     (h) shall be in default under any other Schedule or agreement executed with Lessor; or shall fail to sign and deliver to Lessor any document requested by Lessor in connection with any Lease or shall fail to do any thing determined by Lessor to be necessary or desirable to effectuate the transaction contemplated by the Lease or to protect Lessor's rights and interests in the Lease and Property; or shall fail to provide financial statements to Lessor as provided in Section 18(g) hereof;

     (i) breach by Lessee of any license or other agreement for Software;

     (j) failure of Lessee to promptly execute and deliver to Lessor any document required under Section 11 of this Agreement.

16.  REMEDIES:

     Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, with or without giving notice to Lessee and with or without canceling the Lease, do any one or more of the following:

     (a) enforce this Agreement according to its terms;

     (b) advance funds on Lessee's behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefore, together with late charges accrued thereon;

     (c) refuse to deliver the Property to Lessee;

     (d) upon notice to Lessee, cancel this Master Lease Agreement and any or all Schedules executed pursuant thereto;

     (e) if Lessor determines, in its sole discretion, not to take possession of the Property, Lessor shall continue to be the owner of the Property and may, but is not obligated to, dispose of the Property by sale or otherwise, all of which determinations may be made by Lessor in its sole discretion and for its own account;

     (f) declare immediately due and payable all amounts due or to become due hereunder for the full term of the Lease (including any renewal or purchase options which Lessee has contracted to pay);

     (g) with or without terminating the Lease, recover the Casualty Loss Value of the Property as detailed on the Casualty Loss Schedule, as of the rent payment date immediately preceding the date of default together with all costs and expenses incurred by Lessor in the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, including without limitation, reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting or arising from Lessee's default, and any indemnity if then determinable, plus interest on all of the above until paid (before and after judgment) at the lesser of the rate of eighteen percent (18%) per annum or the highest rate permitted by law (collectively, "Lessor's Damages");

     (h) without notice to Lessee, repossess the Property wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee) and remove the Property therefrom; Lessee further agrees on demand, to assemble the Property and make it available to Lessor at a place to be designated by Lessor;

     (i) in its sole discretion, re-lease or sell any or all of the Property at a public or private sale on such terms and notice as Lessor shall deem reasonable (such sale may, at Lessor's sole option, be conducted at Lessee's premises), and recover from Lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to the Lessor's Damages;

     (j) if Lessee breaches any of its obligations under Section 7(c) of this Agreement with regard to Software, Lessee shall be liable to Lessor for additional damages in an amount equal to the original price paid by Lessor for the Software, and in addition, at Lessor's option, Lessor shall be entitled to injunctive relief;

     (k) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law;

     (l) a cancellation hereunder shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items, if any;

     (m) (i) by notice to Lessee, declare any license agreement with respect to Software terminated, in which event the right and license of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or original licensor;
(ii) have access to and disable the Software by any means deemed necessary by Lessor, for which purposes Lessee hereby expressly consents to such access and disablement, promises to take no action that would prevent or interfere with Lessor's ability to perform such access and disablement, and waives and releases any and all claims that it has or might otherwise have for any and all losses, damages, expenses, or other detriment that it might suffer as a result of such access and disablement; and (iii) Lessee agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the Lease cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this paragraph l6(m). LESSEE AGREES THAT LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR'S DAMAGES UNDER ANY LEASE BY TAKING LEGAL ACTION TO RECOVER THE SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE SOFTWARE BY SALE, RE-LEASE OR OTHERWISE.

     In the event Lessor in good faith believes the Property to be in danger of misuse, abuse or confiscation or to be in any other way threatened.

     Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code. The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law. Lessor's failure promptly to enforce any right or remedy hereunder shall not operate as a waiver of such right or remedy, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default. Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor's rights or remedies hereunder without losing or waiving any of Lessor's rights or remedies under the Lease.

17.  LESSEE'S REPRESENTATIONS AND WARRANTIES:

     Lessee represents and warrants as follows:

     (a) If Lessee is a corporation, duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, duly qualified to do business in each jurisdiction where any Property is, or is to be located, and has full corporate power and authority to hold property under lease and to enter into and perform its obligations under any Lease; the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary corporate action on the part of Lessee, and is not inconsistent with its Articles of Incorporation or By-Laws or other governing instruments;

     (b) If Lessee is a partnership, duly organized by written partnership agreement and validly existing in accordance with the laws of the jurisdiction of its organization, duly qualified to do business in each jurisdiction where the Property is, or is to be located, and has full power and authority to hold property under lease and to enter into and perform its obligations under any Lease; the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary action on the part of the Lessee, and is not inconsistent with its partnership agreement or other governing instruments. Upon request, Lessee will deliver to Lessor certified copies of its partnership agreement and other governing instruments and original certificate of partners and other instruments deemed necessary or desirable by Lessor. To the extent required by applicable law, Lessee has filed and published its fictitious business name certificate;

     (c) The execution, delivery and performance by Lessee of any Lease does not violate any law or governmental rule, regulation, or order applicable to Lessee, does not and will not contravene any provision, or constitute a default under any indenture, mortgage, contract, or other instrument to which it is bound and, upon execution and delivery of each Lease, will constitute a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms;

     (d) No action, including any permits or consents, in respect of or by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of any Lease;

     (e) All computer hardware and software that is utilized by Lessee in the operation of its businesses is "Year 2000 Compliant" in that it is capable of accepting, processing and printing date data between and within the twentieth and twenty-first centuries, and neither the performance nor functionality of any computer hardware or software is affected by dates prior to, during, or after the Year 2000. Upon request, Lessee shall provide written assurances to Lessor that its hardware and software are "Year 2000 Compliant".

18.  GENERAL:

     (a) Entire Agreement. Each Schedule shall incorporate the terms and conditions of this Master Lease Agreement and, together with the Acceptance Certificate (as defined herein) and Master Progress Funding Agreement (and Authorizations thereunder), if applicable, and any amendments to any of the foregoing documents, shall supersede all prior agreements and constitute the entire understanding and agreement between the Lessor and Lessee with regard to the subject matter hereof and thereof, and there is no understanding or agreement, oral or written, which is not set forth herein or therein.

     (b) Time Is of the Essence; Provisions Severable. Time is of the essence with respect to any Lease. The provisions contained in any agreement shall be deemed to be independent and severable. The invalidity or partial invalidity of any one provision or portion of the Lease under the laws of any jurisdiction shall not affect the validity or enforceability of any other provisions of the Lease. The captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

     (c) Notices. Notices or demands required to be given hereunder shall be in writing and addressed to the other party at the address herein or such other address provided by written notice hereunder and shall be effective (i) upon the next business day if sent by guaranteed overnight express service (such as Federal Express); (ii) on the same day if personally delivered; or (iii) three days after mailing if sent by certified or registered U.S. mail, postage prepaid.

     (d) Governing Law; Waiver of Trial by Jury. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSEE AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF UTAH IN ALL MATTERS RELATING TO THE LEASE, THE PROPERTY AND THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE. THIS LEASE WAS EXECUTED IN THE STATE OF UTAH (BY THE LESSOR HAVING COUNTERSIGNED IT IN UTAH) AND IS TO BE PERFORMED IN THE STATE OF UTAH (BY REASON OF ONE OR MORE PAYMENTS REQUIRED TO
BE MADE TO LESSOR IN UTAH). LESSOR AND LESSEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THE LEASE OR PROPERTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.

     (e) Binding Effect; Survivability. The provisions of each Lease shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns. All representations, warranties, covenants and indemnities of Lessee made or agreed to in the Lease or in any certificates delivered in connection therewith shall survive the expiration, termination or cancellation of the Lease for any reason.

     (f) Further Assurances; Financing Statements. Lessee will cooperate with Lessor in protecting Lessor's interests in the Property, the Lease and the amounts due under the Lease, including, without limitation, the execution and delivery of Uniform Commercial Code statements and filings, patent and copyright registration documents with respect to proprietary Software (if applicable), and other documents requested by Lessor. Lessee shall pay all costs of filing any financing, continuation or termination statements with respect to the Property and Lease, including without limitation, any intangibles tax, documentary stamp tax or other similar taxes or charges relating thereto and all costs of UCC or other lien searches and of obtaining and filing any full or partial third-party releases deemed necessary or advisable by Lessor. Lessee will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Property noted on any certificate of title relating to the Property and will deposit said certificate with Lessor. Lessee will execute and deliver to Lessor such other documents and written assurances and take such further action as Lessor may request to more fully carry out the implementation, effectuation, confirmation and perfection of the Lease and any rights of Lessor thereunder. Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee's obligations under the Lease.

     (g) Financial Statements. Lessee, and any guarantor, shall provide to Lessor a copy of its annual audited financial statements within ninety (90) days after its fiscal year end, and a copy of its quarterly unaudited financial statements within forty-five (45) days after the end of each fiscal quarter.

     (h) Security Interest. In the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a "true lease" or is a lease intended as security or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Property, then the Lease shall be deemed to be a security agreement with Lessee, as debtor, having granted to Lessor, as secured party, a security interest in the Property effective the date of the Lease, and the Property shall secure all duties and obligations of Lessee under any Lease or other agreement with Lessor. As security for the performance by Lessee of its duties and obligations under any Lease, Lessee hereby grants to Lessor a security interest in all of Lessee's rights under any license agreement related to any Software, including, without limitation, all of its rights with respect to the Software. With regard to any security interest created hereunder in any of the Property, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the Utah Uniform Commercial Code.

     (i) Change in Lessee's Name or Address. Lessee shall not change its name or address from that set forth above, unless it shall have given Lessor or its assigns no less than thirty (30) days prior written notice.

     (j) Covenant of Quiet Possession. Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Property subject to and in accordance with the terms and conditions of this Agreement.

     (k) Lessor's Right to Perform for Lessee. If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including attorneys' fees), together with interest thereon at the lesser of the rate of eighteen percent (18%) per annum, or the highest rate permitted by law shall be deemed additional rent payable by Lessee upon demand.

     (l) Attorneys' Fees. Lessee shall reimburse Lessor for all reasonable charges, costs, expenses and attorneys' fees incurred by Lessor (a) in defending or protecting its interest in the Property; (b) in the execution, delivery, administration, amendment and enforcement of the Lease or the collection of any rent or other payments due under the Lease; and (c) in any lawsuit or other legal or arbitration/mediation proceeding to which the Lease gives rise, including without limitation, actions in tort.

     (m) Lessee's Options at End of Initial Period. At the end of the Initial Period of any Lease, Lessee shall, provided at least one-hundred-eighty (180) days prior written notice is received by Lessor from Lessee via certified mail, do one of the following: (1) purchase the Property for a price to be determined by Lessor and Lessee, (2) extend the Lease for twelve (12) additional months at the rate specified on the respective Schedule; or (3) return the Property to Lessor at Lessee's expense to a destination within the Continental United States specified by Lessor and terminate the Schedule; provided, however, that for option (3) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule must first be paid in full, the provisions of Sections 6(c) and (d) and 7(c) hereof must be specifically complied with, and Lessee must enter into a new Schedule with Lessor to lease Property which replaces the Property listed on the old Schedule. With respect to options(1) and (3), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Schedule, as applicable. In the event Lessor and Lessee have not agreed to either option (1) or (3) by the end of the Initial Period or if Lessee fails to give written notice of its option via certified mail at least one-hundred-eighty (180) days prior to the termination of the Initial Period, then option (2) shall apply at the end of the Initial Period. At the end of the extension period provided for in option (2) above, the Lease shall continue in effect at the rate specified in the respective Schedule for successive periods of six (6) months each subject to termination at the end of any such successive six-month renewal period by either Lessor or Lessee giving to the other party at least ninety (90) days prior written notice of termination.

     (n) Amendment and Modification. The Lease may not be amended or modified except by a writing signed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Property (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto within 10 days after receiving notice of the amendment from Lessor.

     (o) Joint and Several Liability. In the event two or more parties execute the Agreement as Lessee, each party shall be jointly and severally liable for all Lessee representations, warranties, and obligations (including without limitation, payment obligations) under this Agreement or under any Schedule or other document executed in connection herewith.

19.  WAIVERS:

     To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by Sections 2A-508 through 2A-522 of the Uniform Commercial Code, including but not limited to Lessee's rights to:
(i) cancel the Lease; (ii) repudiate the Lease; (iii) reject the Property; (iv) revoke acceptance of the Property; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim, grant or permit a security interest in the Property in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under the Lease; (viii) "cover" by making any purchase or lease of or contract to purchase or lease Property in substitution for those due from Lessor; (ix) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (x) commence legal action against Lessor for specific performance, replevin, detinue, sequestration, claim and deliver or the like for any Property identified in the Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Property in mitigation of Lessor's damages as set forth in Section 16 hereof or which may otherwise limit or modify any of Lessor's rights or remedies in that section.

     No waiver or modification by Lessor of any of the terms and conditions hereof shall be effective unless in writing signed by an officer of Lessor.

20.  ASSIGNMENT BY LESSEE:

     LESSEE MAY NOT ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE PROPERTY WITHOUT THE PRIOR WRITTEN

CONSENT OF LESSOR. NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

     BY INITIALING THIS SECTION, LESSEE ACKNOWLEDGES THAT IT HAS READ THE ABOVE PARAGRAPHS UNDER SECTIONS 18, 19 AND 20, AND FULLY UNDERSTANDS THEIR CONTENT AND AGREES TO THEIR PROVISIONS.


                                                     Initialed /s/ Illegible
                                                               -----------------

21.  POWER OF ATTORNEY.

     LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AND LESSOR'S AGENTS AND ASSIGNS AS LESSEE'S ATTORNEY-IN-FACT TO (A) COMPLETE, EXECUTE, FILE AND AMEND ON LESSEE'S BEHALF UCC FINANCING STATEMENTS, PRECAUTIONARY OR OTHERWISE, IN CONNECTION WITH THE PROPERTY AND LEASE AND TO CONFORM THE DESCRIPTION OF THE PROPERTY (INCLUDING SERIAL NUMBERS) IN ANY SUCH FINANCING STATEMENTS OR OTHER DOCUMENTATION, AND (B) EXECUTE ACKNOWLEDGEMENT LETTERS AND OTHER DOCUMENTS REQUIRED TO BE EXECUTED BY LESSEE TO EFFECT ANY UNDERWRITING WITH REGARD TO A SCHEDULE.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the month, day and year first above written.

LESSOR:                                           LESSEE:

APPLIED FINANCIAL, INC.                           COVISTA COMMUNICATIONS, INC.


BY: /s/ Kay Paul                                  BY: /s/ Illegible
    --------------------------------                  --------------------------
TITLE: Assistant Vice President                   TITLE: SECRETARY/TREASURER